Exhibit 99.1

Air Lease Corporation Announces First Quarter 2015 Results

Los Angeles, California, May 7, 2015 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the three months ended March 31, 2015. Items of note included:

•                  Revenues increased 13% to $278 million for the three months ended March 31, 2015 as compared to $246 million for the three months ended March 31, 2014.

•                  On April 22, 2015, the Company settled the litigation with American International Group, Inc. and International Lease Finance Corporation resulting in a non-recurring settlement expense of  $72 million before taxes. Our GAAP diluted EPS was negatively impacted by $0.42 per share as a result of the settlement.

•                  Adjusted diluted EPS increased to $0.61 for the three months ended March 31, 2015 as compared to $0.57 for the three months ended March 31, 2014.

•                  Adjusted income before taxes increased to $102 million for the three months ended March 31, 2015 as compared to $95 million for the three months ended March 31, 2014.

•                  Increased our owned fleet by 10 aircraft to 223 aircraft and our managed fleet by two aircraft to 19 aircraft as of March 31, 2015.

•                  Entered into definitive agreements with Airbus to purchase 57 additional aircraft increasing our order book to 411 aircraft as of March 31, 2015.

•                  Completed a senior unsecured notes offering of $600 million due 2022 at 3.75% in January 2015. The transactions increased our liquidity, the duration of our debt portfolio and fixed-rate debt to 80% as of March 31, 2015.

•                  Our Board of Directors declared a quarterly cash dividend of $0.04 per share on our outstanding common stock. The dividend will be paid on July 6, 2015 to holders of record of our common stock as of June 15, 2015.

The following table summarizes the results for the three months ended March 31, 2015 and 2014 (in thousands, except share amounts):

	Three Months Ended March 31,
	2015	2014	$ change	% change
Revenues	$278,315	$246,285	$32,030	13.0%
Income before taxes	$29,974	$94,709	$(64,735)	(68.4%)
Net income	$19,332	$61,397	$(42,065)	(68.5%)
Diluted EPS	$0.19	$0.57	$(0.38)	(66.7%)
Adjusted income before taxes(1)	$101,974	$94,709	$7,265	7.7%
Adjusted diluted EPS(1)	$0.61	$0.57	$0.04	7.0%

(1)

Income before taxes and diluted earnings per share have been adjusted to exclude the effects of a one-time, non-recurring litigation settlement expense of $72.0 million accrued as of March 31, 2015. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted income before taxes and adjusted diluted EPS.

“ALC delivered consistent fleet and revenue growth in the first quarter of 2015.  Global passenger traffic grew at a robust 6.1% for the first three months of the year.  Capacity has moved in line with passenger growth, suggesting that the system is well balanced.  Demand remains solid for modern technology aircraft, as well as for used aircraft from buyers in the secondary market.  We are pleased to have the ongoing litigation behind us,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“Our airline customers are performing well overall and have been aided significantly by the decline in oil prices, which have more than offset currency fluctuations. To date, our overall portfolio lease rate factor remains stable and consistent. Our forward lease placements are generally trending farther out into the future reflecting less near term availability of next generation aircraft,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Flight Equipment Portfolio

As of March 31, 2015, we owned 223 aircraft in our operating lease portfolio and we leased the aircraft to a globally diversified customer base of 82 airlines in 47 countries. During the quarter ended March 31, 2015, we took delivery of 10 aircraft from our order book supplemented by deliveries of two used aircraft acquired in the secondary market. In addition, we sold two aircraft from our operating lease portfolio during the quarter ended March 31, 2015. We added two aircraft to our managed fleet portfolio ending the quarter with 19 aircraft managed for third parties as of March 31, 2015.

Below are portfolio metrics of our fleet as of March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014
Owned fleet	223	213
Managed fleet	19	17
Weighted-average fleet age(1)	3.5 years	3.5 years
Weighted-average remaining lease term(1)	7.1 years	7.3 years
Aggregate fleet net book value	$9.5 billion	$9.0 billion

(1) Weighted-average fleet age and remaining lease term calculated based on net book value of ALC’s owned fleet.

The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014
Region	% of Net Book Value	% of Net Book Value
Asia	42.5%	42.9%
Europe	32.8%	33.0%
Central America, South America and Mexico	8.6%	8.7%
The Middle East and Africa	6.9%	5.6%
Pacific, Australia, New Zealand	4.9%	5.2%
U.S. and Canada	4.3%	4.6%
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of March 31, 2015 and December 31, 2014:

	March 31, 2015		December 31, 2014
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	67	30.0%	64	30.0%
Airbus A330-200/300	21	9.4%	21	9.8%
Boeing 737-700/800	73	32.8%	69	32.4%
Boeing 767-300ER	1	0.5%	1	0.5%
Boeing 777-200/300ER	12	5.4%	10	4.7%
Embraer E175/190	30	13.4%	30	14.1%
ATR 72-600	19	8.5%	18	8.5%
Total	223	100.0%	213	100.0%

Debt Financing Activities

We ended the first quarter of 2015 with total debt, net of discounts and issuance costs, of $7.0 billion as compared to $6.6 billion as of December 31, 2014.  In January 2015, we completed a senior unsecured notes offering of $600.0 million due 2022 at 3.75%. This transaction increased our liquidity, the duration of our debt and our percentage of unsecured and fixed-rate debt. Accordingly, the Company’s unsecured debt increased to $6.0 billion as of March 31, 2015 from $5.5 billion as of December 31, 2014. The Company’s unsecured debt as a percentage of total debt increased to 85.0% as of March 31, 2015 from 82.4% as of December 31, 2014. The Company’s fixed-rate debt as a percentage of total debt increased to 80.0% as of March 31, 2015 from 75.3% as of December 31, 2014.

We ended the first quarter of 2015 with a debt to equity ratio of 2.50:1 and available liquidity of $2.5 billion. Our financing strategy remains focused on raising unsecured debt in the global bank and capital markets.

The Company’s debt financing was comprised of the following at March 31, 2015 and December 31, 2014 (dollars in thousands):

	March 31, 2015	December 31, 2014
Unsecured
Senior notes	$5,177,769	$4,579,194
Revolving credit facilities	338,000	569,000
Term financings	283,025	196,146
Convertible senior notes	200,000	200,000
Total unsecured debt financing	5,998,794	5,544,340
Secured
Term financings	589,890	636,411
Warehouse facility	403,451	484,513
Export credit financing	63,220	64,884
Total secured debt financing	1,056,561	1,185,808

Total debt financing	7,055,355	6,730,148
Less: Debt discounts and issuance costs(1)	(100,553)	(99,390)
Debt financing, net of discounts and issuance costs(1)	$6,954,802	$6,630,758
Selected interest rates and ratios:
Composite interest rate(2)	3.71%	3.64%
Composite interest rate on fixed-rate debt(2)	4.17%	4.22%
Percentage of total debt at fixed-rate	80.01%	75.26%

(1) Pursuant to the early adoption of ASU No. 2015-03, Interest-Imputation of Interest, debt issuance costs have been presented as a direct deduction from the carrying amount of the related debt liability. This change has been applied retrospectively.

(2)This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on May 7, 2015 at 4:30 PM Eastern Time to discuss the Company’s financial results for the first quarter of 2015.

Investors can participate in the conference call by dialing (866) 953-6859 domestic or (617) 399-3483 international. The passcode for the call is 61802562.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 8:30 PM ET on May 7, 2015 until 11:59 PM ET May 14, 2015. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 53127805.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Vice President
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Manager, Media and Investor Relations
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to sell aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2014 and other SEC filings

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$210,156	$282,819
Restricted cash	16,979	7,469
Flight equipment subject to operating leases	10,443,320	9,832,421
Less accumulated depreciation	(969,204)	(878,617)
	9,474,116	8,953,804
Deposits on flight equipment purchases	1,147,637	1,144,603
Other assets	296,350	302,485
Total assets	$11,145,238	$10,691,180
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$250,068	$190,952
Debt financing, net of discounts and issuance costs(1)	6,954,802	6,630,758
Security deposits and maintenance reserves on flight equipment leases	744,118	698,172
Rentals received in advance	77,065	75,877
Deferred tax liability	334,001	323,359
Total liabilities	$8,360,054	$7,919,118
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,558,529 and 102,392,208 shares at March 31, 2015 and December 31, 2014, respectively	1,010	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,213,370	2,215,479
Retained earnings	570,804	555,573
Total shareholders’ equity	$2,785,184	$2,772,062
Total liabilities and shareholders’ equity	$11,145,238	$10,691,180

(1) Pursuant to the early adoption of ASU No. 2015-03, Interest-Imputation of Interest, debt issuance costs have been presented as a direct deduction from the carrying amount of the related debt liability. This change has been applied retrospectively.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014
	(unaudited)

Revenues
Rental of flight equipment	$269,256	$230,391
Aircraft sales, trading and other	9,059	15,894

Total revenues	278,315	246,285

Expenses
Interest	55,403	44,358
Amortization of debt discounts and issuance costs	7,682	6,490

Interest expense	63,085	50,848

Depreciation of flight equipment	91,012	78,142
Settlement	72,000	—
Selling, general and administrative	19,098	19,186
Stock-based compensation	3,146	3,400

Total expenses	248,341	151,576

Income before taxes	29,974	94,709
Income tax expense	(10,642)	(33,312)

Net income	$19,332	$61,397

Net income per share of Class A and Class B common stock:
Basic	$0.19	$0.60
Diluted	$0.19	$0.57
Weighted-average shares outstanding
Basic	102,455,040	101,857,176
Diluted	110,558,709	110,037,382

Other financial data:
Adjusted income before taxes(1)	$101,974	$94,709
Adjusted diluted earnings per share(1)	$0.61	$0.57

(1)          Adjusted income before taxes (defined as income before taxes before settlement expense), adjusted diluted earnings per share (defined as net income before settlement expense and tax effect divided by the weighted average diluted common shares outstanding), adjusted net income (defined as net income before settlement expense and tax effect) and adjusted net income plus assumed conversions (defined as net income before settlement expense and tax effect after assumed conversion of convertible senior notes) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to income before taxes, earnings per share, diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the one-time impact of settlement expense in the first quarter of 2015 from our operating results.  Adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions may differ from the adjusted income before taxes, adjusted diluted earnings per share, adjusted net income and adjusted net income plus assumed conversions or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted income before taxes (in thousands):

	Three Months Ended March 31,
	2015	2014
Reconciliation of net income to adjusted income before taxes:	(unaudited)
Net income	$19,332	$61,397
Income tax expense	10,642	33,312
Settlement	72,000	—
Adjusted income before taxes	$101,974	$94,709

The following table shows the reconciliation of net income to adjusted diluted earnings per share (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2015	2014
Reconciliation of net income to adjusted diluted earnings per share:	(unaudited)
Net income	$19,332	$61,397
Settlement	72,000	—
Tax effect	(25,563)	—
Adjusted net income	$65,769	$61,397
Assumed conversion of convertible senior notes	1,433	1,433
Adjusted net income plus assumed conversions	$67,202	$62,830
Weighted-average diluted shares outstanding	110,558,709	110,037,382
Adjusted diluted earnings per share	$0.61	$0.57

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Operating Activities
Net income	$19,332	$61,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	91,012	78,142
Settlement	72,000	—
Stock-based compensation	3,146	3,400
Deferred taxes	10,642	33,312
Amortization of discounts and debt issuance costs	7,682	6,490
Gain on aircraft sales, trading and other activity	(8,030)	(14,430)
Changes in operating assets and liabilities:
Other assets	20,005	12,482
Accrued interest and other payables	(7,476)	347
Rentals received in advance	1,188	(900)
Net cash provided by operating activities	209,501	180,240
Investing Activities
Acquisition of flight equipment under operating lease	(488,175)	(176,104)
Payments for deposits on flight equipment purchases	(162,660)	(137,318)
Proceeds from aircraft sales, trading and other activity	102,423	61,854
Acquisition of furnishings, equipment and other assets	(65,174)	(49,771)
Net cash used in investing activities	(613,586)	(301,339)
Financing Activities
Issuance of common stock upon exercise of options	—	390
Cash dividends paid	(4,094)	(3,055)
Tax withholdings on stock-based compensation	(5,302)	(2,054)
Net change in unsecured revolving facilities	(231,000)	(233,000)
Proceeds from debt financings	692,134	520,635
Payments in reduction of debt financings	(144,034)	(201,953)
Net change in restricted cash	(9,510)	10,567
Debt issuance costs	(978)	(2,306)
Security deposits and maintenance reserve receipts	37,226	34,394
Security deposits and maintenance reserve disbursements	(3,020)	(16,614)
Net cash provided by financing activities	331,422	107,004
Net decrease in cash	(72,663)	(14,095)
Cash and cash equivalents at beginning of period	282,819	270,173
Cash and cash equivalents at end of period	$210,156	$256,078
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $10,704 and $10,391 at March 31, 2015 and 2014, respectively	$62,472	$43,256
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$239,276	$74,428
Cash dividends declared, not yet paid	$4,101	$3,059